Exhibit 99.1

ReposiTrak, Inc. Declares Quarterly Cash Dividend

SALT LAKE CITY--(BUSINESS WIRE)—September 19, 2024—ReposiTrak, Inc. (NYSE: TRAK), the world's largest food traceability and regulatory compliance network, built upon its proven inventory management and out-of-stock reduction SaaS platform, today announced that the Company’s Board of Directors has declared a quarterly cash dividend of $0.0165 per share ($0.066 per year), payable to shareholders of record on September 30, 2024. The cash dividends will be paid to shareholders of record on or about November 13, 2024.

About ReposiTrak:

ReposiTrak, Inc. (NYSE:TRAK), a compliance, supply chain, and e-commerce platform that enables retailers, wholesalers, and their suppliers, to accelerate sales, control risk, and improve supply chain efficiencies. More information is available at www.repositrak.com.

Specific disclosure relating to ReposiTrak, including management's analysis of results from operations and financial condition, are contained in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2023 and other reports filed with the Securities and Exchange Commission. Investors are encouraged to read and consider such disclosure and analysis contained in the Company's Form 10-K and other reports, including the risk factors contained in the Form 10-K.

Contacts

Investor Relations:

John Merrill, CFO

investor-relations@repositrak.com

or

FNK IR

Rob Fink

646-809-4048

rob@fnkir.com